POWER OF ATTORNEY

Each person whose signature appears below, hereby constitutes and appoints R. Jay Gerken, Frances M. Guggino, Robert I. Frenkel, Thomas C. Mandia and George P. Hoyt, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable CITIFUNDS TRUST III (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act File No. 002-91556), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Trust any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid for the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ R. Jay Gerken R. Jay Gerken	Trustee and Chairman of the Board	October 18, 2006

/s/ Elliott J, Berv Elliott J. Berv	Trustee	October 18, 2006

/s/ Donald M. Carlton Donald M. Carlton	Trustee	October 18, 2006

/s/ Dr. A. Benton Cocanougher Dr. A. Benton Cocanougher	Trustee	October 18, 2006

/s/ Mark T. Finn Mark T. Finn	Trustee	October 18, 2006

/s/ Stephen R. Gross Stephen R. Gross	Trustee	October 18, 2006

/s/ Diana R. Harrinton Diana R. Harrington	Trustee	October 18, 2006

/s/ Susan B. Kerley Susan B. Kerley	Trustee	October 18, 2006

/s/ Alan G. Merten Alan G. Merten	Trustee	October 18, 2006

/s/ R. Richardson Pettit R. Richardson Pettit	Trustee	October 18, 2006

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